                                                                     Exhibit 99a

                                    FINANCIAL STATEMENTS


                                    THE TRW CANADA
                                    STOCK SAVINGS PLAN



                                    DECEMBER 31, 1998 AND 1997

                         REPORT OF INDEPENDENT AUDITORS





To the Participants and the Board of Administration of THE TRW CANADA STOCK SAVINGS PLAN

We have audited the statements of financial condition of the TRW Stock Fund, Pooled Money Market Fund Employees Profit Sharing Plan, Pooled Balanced Fund Registered Retirement Savings Plan and Pooled Money Market Fund Registered Retirement Savings Plan [constituting THE TRW CANADA STOCK SAVINGS PLAN] as at December 31, 1998 and 1997 and the related statements of operations and changes in fund equity for these funds for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the several funds of THE TRW CANADA STOCK SAVINGS PLAN as at December 31, 1998 and 1997 and the results of their operations and the changes in fund equity for the years then ended in accordance with accounting principles generally accepted in Canada.

                                                  /s/ Ernst & Young LLP


Hamilton, Canada,
March 15, 1999.                                   Chartered Accountants

THE TRW CANADA STOCK SAVINGS PLAN
TRW STOCK FUND


                        STATEMENTS OF FINANCIAL CONDITION


As at December 31




                                                                          1998               1997
                                                                            $                  $
---------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]
ASSETS
Cash                                                                     5,149              1,058
Receivable from TRW Canada Limited                                      82,681             58,074
Investments at quoted market value
   TRW Inc. common stock
   12,225 shares [cost $943,274] in 1998 and
   11,922 shares [cost $870,734] in 1997                             1,048,903            910,280
---------------------------------------------------------------------------------------------------
                                                                     1,136,733            969,412
====================================================================================================

LIABILITIES AND FUND EQUITY
Withdrawals, terminations, and short-term distributions                921,630            731,640
Fund equity [including net unrealized appreciation of investments]     215,103            237,772
---------------------------------------------------------------------------------------------------
                                                                     1,136,733            969,412
---------------------------------------------------------------------------------------------------

NUMBER OF SHARES OUTSTANDING AT DECEMBER 31                             12,225             11,922
====================================================================================================

FUND EQUITY PER SHARE AT DECEMBER 31                                   17.5953            19.9440
====================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
TRW STOCK FUND

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY


Years ended December 31


                                                                          1998               1997
                                                                            $                  $
---------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

INVESTMENT INCOME
Dividends on TRW Inc. common stock                                      12,196             10,709
Interest                                                                   219                 54
---------------------------------------------------------------------------------------------------
                                                                        12,415             10,763
---------------------------------------------------------------------------------------------------

CONTRIBUTIONS
Participants                                                           451,113            424,717
TRW Canada Limited
   50% of total participants' contributions to all funds               428,733            400,602
---------------------------------------------------------------------------------------------------
                                                                       879,846            825,319
---------------------------------------------------------------------------------------------------
Net realized gain on transfer
   of investments to participants [note 4]                              28,984             94,473
Unrealized appreciation (depreciation) of investments [note 4]          66,083            (67,921)
---------------------------------------------------------------------------------------------------
                                                                        95,067             26,552
---------------------------------------------------------------------------------------------------
                                                                       987,328            862,634
---------------------------------------------------------------------------------------------------
Less withdrawals and terminations
   Paid
     Cash                                                                  910              4,462
     TRW Inc. common stock
       1,352 shares in 1998; 1,192 shares in 1997                       87,457             91,246
---------------------------------------------------------------------------------------------------
                                                                        88,367             95,708
---------------------------------------------------------------------------------------------------
   Payable
     Cash                                                               15,841             13,464
     TRW Inc. common stock
       10,557 shares in 1998; 9,406 shares in 1997                     905,789            718,176
---------------------------------------------------------------------------------------------------
                                                                       921,630            731,640
---------------------------------------------------------------------------------------------------
                                                                     1,009,997            827,348
---------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN FUND EQUITY                                     (22,669)            35,286
Fund equity at January 1                                               237,772            202,486
---------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                             215,103            237,772
===================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND EMPLOYEES PROFIT SHARING PLAN


                        STATEMENTS OF FINANCIAL CONDITION


As at December 31




                                                                          1998               1997
                                                                            $                  $
---------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

ASSETS
Cash                                                                     5,571             14,657
Receivable from TRW Canada Limited                                      21,253             15,145
Investments at market value
   Royal Trust Company Classified Money Market Fund
   22,591 units [cost $225,908] in 1998 and
   20,334 units [cost $203,338] in 1997                                225,908            203,338
---------------------------------------------------------------------------------------------------
                                                                       252,732            233,140
===================================================================================================

LIABILITIES AND FUND EQUITY
Withdrawals, terminations, and short-term distributions                217,815            201,377
Fund equity                                                             34,917             31,763
---------------------------------------------------------------------------------------------------
                                                                       252,732            233,140
===================================================================================================

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                             3,491.7            3,176.3
===================================================================================================

FUND EQUITY PER UNIT AT DECEMBER 31                                       10.0               10.0
===================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND EMPLOYEES PROFIT SHARING PLAN

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY


Years ended December 31



                                                                          1998               1997
                                                                            $                  $
---------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

INTEREST INCOME                                                          6,622              4,546
Participants' contributions                                            221,027            212,269
---------------------------------------------------------------------------------------------------
                                                                       227,649            216,815
---------------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
   Paid                                                                  6,680             18,981
   Payable                                                             217,815            201,377
---------------------------------------------------------------------------------------------------
                                                                       224,495            220,358
---------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN FUND EQUITY                                       3,154             (3,543)
Fund equity at January 1                                                31,763             35,306
---------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                              34,917             31,763
====================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED BALANCED FUND REGISTERED RETIREMENT SAVINGS PLAN


                        STATEMENTS OF FINANCIAL CONDITION


As at December 31



                                                                          1998               1997
                                                                            $                  $
---------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

ASSETS
Cash                                                                     1,737             11,701
Receivable from TRW Canada Limited                                      13,068              8,635
Dividends receivable                                                    14,194             16,127
Investments at quoted market value
   Royal Trust Company Classified Balanced Fund
   36,235.7677 units [cost $484,708] in 1998 and
   29,406.9403 units [cost $377,446] in 1997                           562,577            451,362
---------------------------------------------------------------------------------------------------
                                                                       591,576            487,825
===================================================================================================

LIABILITIES AND FUND EQUITY
Withdrawals, terminations, and short-term distributions                  5,106                  --
Fund equity [including net unrealized appreciation of investments]     586,470            487,825
---------------------------------------------------------------------------------------------------
                                                                       591,576            487,825
===================================================================================================

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                         36,235.7677        29,406.9403
===================================================================================================

FUND EQUITY PER UNIT AT DECEMBER 31                                     16.184             16.589
===================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED BALANCED FUND REGISTERED RETIREMENT SAVINGS PLAN

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY


Years ended December 31



                                                                          1998               1997
                                                                            $                  $
----------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

INCOME                                                                  33,732             32,205
----------------------------------------------------------------------------------------------------

CONTRIBUTIONS
Participants' contributions                                            130,483            111,048
Transfer from Pooled Money Market Fund RRSP                              1,442              1,362
----------------------------------------------------------------------------------------------------
                                                                       131,925            112,410
----------------------------------------------------------------------------------------------------
Net realized gain on disposition of investments [note 4]                 5,982              7,862
Unrealized appreciation of investments [note 4]                          3,953             10,506
----------------------------------------------------------------------------------------------------
                                                                         9,935             18,368
----------------------------------------------------------------------------------------------------
                                                                       175,592            162,983
----------------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
   Paid                                                                 76,947             59,092
----------------------------------------------------------------------------------------------------

INCREASE IN FUND EQUITY                                                 98,645            103,891
Fund equity at January 1                                               487,825            383,934
----------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                             586,470            487,825
====================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND REGISTERED RETIREMENT SAVINGS PLAN


                        STATEMENTS OF FINANCIAL CONDITION


As at December 31



                                                                          1998               1997
                                                                            $                  $
---------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

ASSETS
Cash                                                                     1,432              4,243
Receivable from TRW Canada Limited                                       5,013              4,301
Investments at market value
   Royal Trust Company Classified Pooled Money Market Fund
   26,331 units [cost $263,312] in 1998 and
   23,078 units [cost $230,780] in 1997                                263,312            230,780
---------------------------------------------------------------------------------------------------
                                                                       269,757            239,324
====================================================================================================

FUND EQUITY
Fund equity                                                            269,757            239,324
---------------------------------------------------------------------------------------------------

NUMBER OF UNITS OUTSTANDING AT DECEMBER 31                            26,975.7           23,932.4
====================================================================================================

FUND EQUITY PER UNIT AT DECEMBER 31                                       10.0               10.0
====================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN
POOLED MONEY MARKET FUND REGISTERED RETIREMENT SAVINGS PLAN

                          STATEMENTS OF OPERATIONS AND
                             CHANGES IN FUND EQUITY


Years ended December 31



                                                                          1998               1997
                                                                            $                  $
---------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]
INTEREST INCOME                                                         11,782              8,693
Participants' contributions                                             55,108             53,152
---------------------------------------------------------------------------------------------------
                                                                        66,890             61,845
---------------------------------------------------------------------------------------------------
Less cash withdrawals and terminations
   Paid                                                                 35,015             71,834
   Transfer to Pooled Balanced Fund RRSP                                 1,442              1,362
---------------------------------------------------------------------------------------------------
                                                                        36,457             73,196
---------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN FUND EQUITY                                      30,433            (11,351)
Fund equity at January 1                                               239,324            250,675
---------------------------------------------------------------------------------------------------
FUND EQUITY AT DECEMBER 31                                             269,757            239,324
====================================================================================================

See accompanying notes

THE TRW CANADA STOCK SAVINGS PLAN



                          NOTES TO FINANCIAL STATEMENTS


December 31, 1998 and 1997





1. GENERAL PLAN PROVISIONS

The investment programs of The TRW Canada Stock Savings Plan [the "Plan"] are as follows:

PARTICIPANT CONTRIBUTIONS

Upon enrollment or re-enrollment, each participant directs that his contributions [computed in increments of one percent, from two percent to six percent of qualifying compensation] are to be invested in accordance with any of the following investment options:

[a] 100% in the TRW Stock Fund [the common stock of TRW Inc. in accordance with the Trust agreement and the Plan].

[b] 100% in the Pooled Money Market Fund Employees Profit Sharing Plan. At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Money Market Fund in accordance with the Trust agreement and the Plan.

[c] 100% in the Pooled Balanced Fund Registered Retirement Savings Plan. At present, the Trustee invests all of the Pooled Balanced Fund amounts in the Royal Trust Company, Classified Balanced Fund, in accordance with the Trust agreement and the Plan.

[d] 100% in the Pooled Money Market Fund Registered Retirement Savings Plan. At present, the Trustee invests all of the Pooled Money Market Fund amounts in the Royal Trust Company, Classified Pooled Money Market Fund in accordance with the Trust agreement and the Plan.

[e]      A combination of options [a] through [d] in multiples of 25%.

Such direction may be revised on 30 days prior notice, effective January 1 of any year.

TRW CANADA LIMITED CONTRIBUTIONS

TRW Canada Limited shall contribute to the Plan for each month, out of current or accumulated earnings, an amount equal to 50% of participant contributions for such month. TRW Canada Limited contributions vest immediately.

All TRW Canada Limited contributions are invested in the TRW Stock Fund.

TRW Canada Limited does not charge a fee for administering the Plans.

THE TRW CANADA STOCK SAVINGS PLAN



                          NOTES TO FINANCIAL STATEMENTS


December 31, 1998 and 1997



The number of participants in each Fund at December 31 is as follows:

                                                                          1998               1997
--------------------------------------------------------------------------------------------------
TRW Stock Fund                                                             293                280
Pooled Money Market Fund Employees Profit Sharing Plan                     115                 72
Pooled Balanced Fund Registered Retirement Savings Plan                     81                 77
Pooled Money Market Fund Registered Retirement Savings Plan                 49                 52

The total number of participants in the Plan is less than the sum of the number of participants shown above because many are participating in more than one Fund.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, and are within the framework of the accounting policies summarized below.

GAINS AND LOSSES ON INVESTMENTS

The realized gains or losses on disposition or transfer of an investment is determined from the market value of the investment at the date of disposition or transfer and the average cost base of that specific pool of investments prior to the disposition or transfer.

Unrealized gains or losses are determined as the net effect of the change in appreciation (depreciation) of investments from January 1 to December 31, based on market value and the average cost base of each investment at those respective dates.

INCOME RECOGNITION

Dividends are recognized as earned.

Interest income is recognized as it is earned consistent with the accrual basis of accounting.

THE TRW CANADA STOCK SAVINGS PLAN



                          NOTES TO FINANCIAL STATEMENTS


December 31, 1998 and 1997



3. INCOME TAXES

The Plan is exempt from Canadian federal income taxes under provisions of the Income Tax Act. Federal income tax consequences to the participants under the Plan are as provided in the Income Tax Act. TRW Canada Limited contributions are taxable to the participants as is the income and all post-1971 capital gains less post-1971 capital losses of the Plan, all of which are allocated to the participants by the Trustee during the year, whether or not such amounts are paid to the participants by the Trustee during the year. In some circumstances, the amounts taxable could exceed the amounts allocated. The amount of foreign non-business income tax paid on foreign source income by the trusts under the Plan for the year is allocated to and deemed to have been paid by the participants for Canadian federal income tax purposes. Participants who are non-resident taxpayers are subject to special rules depending on whether they have performed duties in Canada during the year and are subject to 15% withholding tax on amounts paid or credited to them under the Plan.

4. UNREALIZED AND REALIZED (LOSSES) GAINS

Investments are stated at their quoted market value. The net unrealized appreciation (depreciation) of investments included in fund equity is as follows:

                                                                          TRW             POOLED
                                                                         STOCK           BALANCED
                                                                         FUND              FUND
                                                                           $                 $
---------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]
BALANCE AT DECEMBER 31, 1996                                           107,467             63,410
Change for the year
Market value                                                           (67,921)            10,506
---------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                                            39,546             73,916
Change for the year
Market value                                                            66,083              3,953
---------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1998                                           105,629             77,869
===================================================================================================

THE TRW CANADA STOCK SAVINGS PLAN



                          NOTES TO FINANCIAL STATEMENTS


December 31, 1998 and 1997



The net realized gains on the transfer or disposition of investments are summarized as follows:

                                                                              TRW STOCK FUND
                                                                          -----------------------
                                                                          1998               1997
                                                                            $                  $
----------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]

Amount realized                                                        784,783            845,411
Cost - average                                                         755,799            750,938
----------------------------------------------------------------------------------------------------
NET REALIZED GAIN                                                       28,984             94,473
====================================================================================================

                                                                           POOLED BALANCED FUND
                                                                           REGISTERED RETIREMENT
                                                                               SAVINGS PLAN
                                                                          ------------------------
                                                                          1998               1997
                                                                            $                  $
----------------------------------------------------------------------------------------------------
                                                                  [expressed in Canadian dollars]
Amount realized                                                         33,999             60,279
Cost - average                                                          28,017             52,417
----------------------------------------------------------------------------------------------------
NET REALIZED GAIN                                                        5,982              7,862
====================================================================================================

5. RELATED PARTY TRANSACTIONS

All expenses related to The TRW Canada Stock Savings Plan are paid by TRW Canada Limited.

6. YEAR 2000 ISSUE (UNAUDITED)

The Plan Sponsor has developed a plan to modify its internal information technology to be ready for the year 2000 and has begun converting critical data processing systems. The project also includes determining whether third party service providers have reasonable plans in place to become year 2000 compliant. The Plan Sponsor currently expects the project to be substantially complete by early 1999. The Plan Sponsor does not expect this project to have a significant effect on plan operations.